Exhibit 10.23


                AMENDED AND RESTATEDWILLIS GROUP HOLDINGS LIMITED
                       2001 SHARE PURCHASE AND OPTION PLAN


1.   Purpose of Plan

The Willis Group Holdings Limited ("Holdings") 2001 Share Purchase and Option Plan (the "Plan") is designed:

          (a) to promote the long term financial interests and growth of Holdings and its Subsidiaries (collectively, "Willis Group") by attracting and retaining personnel with the training, experience and ability to enable them to make a substantial contribution to the success of Willis Group's business;

          (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

          (c) to further the identity of interests of participants with those of the shareholders of Willis Group through opportunities for increased stock, or stock-based, ownership in Willis Group.

2. Definitions

          As used in the Plan, the following words shall have the following meanings: (a) "Board of Directors" means the Board of Directors of Holdings.

          (b) "Change in Control" means: (i) sale of all or substantially all of the assets of Holdings or Willis Group to a Person or Group that is not Kohlberg Kravis Roberts & Co. or an affiliate thereof (collectively, the "KKR Partnerships"), (ii) a sale by any member of the KKR Partnerships resulting in more than 50% of the voting stock of Holdings or Willis Group being held by a Person or Group that is not a member of the KKR Partnerships or (iii) a merger, consolidation, recapitalization or reorganization of Holdings or Willis Group with or into another Person which is not a member of the KKR Partnerships; and following any of the foregoing events in (ii)-(iii), (x) the KKR Partnerships no longer have the ability, without the approval of a Person or Group who is not a member of the KKR Partnerships, to elect a majority of the Board of Directors of Holdings (or the resulting entity) and (y) any Person or Group who is not a member of the KKR Partnerships is or becomes the Beneficial Owner, directly or indirectly, in the aggregate, of a greater percentage of the total voting power of Holdings or Willis Group than that held, directly or indirectly, in the aggregate, by the KKR Partnerships. For purposes of this definition, "Beneficial Owner" shall have the same meaning as defined in Rules 13d-3 and 13d-5 under the Exchange Act, which shall in any event include having the power to vote (or cause to be voted) pursuant to contract, irrevocable proxy or otherwise, and which, for purposes of the calculation under clause (y), shall be deemed to include shares that any such Person or Group has a right to acquire, whether such right is exercisable immediately or only after the passage of time.

          (c) "Committee" means the Compensation Committee of the Board of Directors (or, if no such committee is appointed, the Board of Directors).

          (d) "Common Shares" or "Share" means common shares of Willis Group, which may be authorized but unissued.

          (e) "Director" means any member of the Board of Directors.

          (f) "Employee" means a person, including a director and an officer, in the employment of Willis Group.

          (g) "Exchange Act" means the Securities Exchange Act of 1934 of the United States, as amended.

          (h) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of a Share Option, Restricted Share, Purchase Share, or Other Share-Based Grant or any combination of the foregoing.

          (i) "Grant Agreement" means an agreement between Holdings and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

          (j) "Group" means a "group" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, acting in concert.

          (k) "Participant" means an Employee or Director of any member of Willis Group, to whom one or more Grants have been made, and such Grants have not all been forfeited or terminated under the Plan.

          (l) "Person" means "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

          (m) "Share-Based Grants" means the collective reference to the grant of Purchase Shares, Restricted Shares and Other Share-Based Grants.

          (n) "Share Options" means options to purchase Common Shares, which may or may not be incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 of the United States, as amended (the "Code").

          (o) "Subsidiary" means a "subsidiary", as such term is defined in
          Section 86 of the Bermudan Companies Act 1981.

3. Administration of Plan

          (a) The Plan shall be administered by the Committee. All of the members of the Committee and any other Directors shall be eligible to be selected for Grants under the Plan; provided, however, that to the extent the Board determines it is necessary or desirable to satisfy any regulation or rule, whether under Section 16 of the Exchange Act or otherwise related to the Grants, the members of the Committee shall qualify under such regulation or rules. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. The Committee shall also have the power to establish sub-plans, which may constitute separate schemes, for the purpose of establishing schemes which qualify for approval by the UK Inland Revenue or meet any special tax or regulatory requirements anywhere in the world. Any such interpretations, rules, administration and sub-plans shall be consistent with the basic purposes of the Plan.

          (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of Willis Group its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

          (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, Willis Group, and the officers and Directors of Willis Group shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, Willis Group and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by Willis Group with respect to any such action, determination or interpretation.

4. Eligibility

        Subject to Section 11 of the Plan, the Committee may from time to time make Grants under the Plan to such Employees or Directors of Willis Group, and in such form and having such terms, conditions and limitations as the Committee may determine. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Schedule to the Plan (as described in Section 11 below), to be attached hereto, and/or a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5. Grants

        From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion; provided, however, that in no event shall the purchase price of any Grant be less than the par value of the Shares; and provided further that the maximum number of Common Shares that may be issued, sold or distributed as Restricted Shares, Purchase Shares or other Share-Based Grants shall not exceed 3,500,000 Common Shares. The terms of any Grant may include a requirement that the Participant enter into an agreement or election under which the Participant agrees to pay his or her employer's social security or National Insurance liability (or reimburse the employer for such liability) in any jurisdiction arising on exercise of any Share Option, or at any other time with respect to any other Share-Based Award, and if this requirement is not permitted in any jurisdiction the Grant in such circumstances shall be null and void.
         (a) Share Options--These are options to purchase Common Shares, which may or may not be Incentive Stock Options. Any options that are granted as Incentive Stock Options shall have an exercise price at least equal to the fair market value of one share of Common Shares on the date of Grant (or, if the person to whom the option is being granted owns Common Shares representing more than 10 percent of the voting power of all classes of Company equity, the exercise price shall be at least equal to 110 percent of the fair market value of one Common Share on the date of Grant). At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Section 5(c) by the Participant or as may be required pursuant to applicable law, if such options shall be Incentive Stock Options. Payment of the option price shall be made in cash or in shares of Common Shares (provided, that such Shares have been held by the Participant for not less than six months (or such other period as established by the Committee from time to time)), or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and any applicable guidelines of the Committee in effect at the time.

         (b) Restricted Shares--Restricted Shares are Common Shares delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant's right to transfer or sell such shares; provided that the price of any Restricted Stock may not be less than the par value of the Common Shares. The number of shares of Restricted Shares and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Shares shall bear evidence of such restrictions or conditions. Subject to
         Section 9 and Section 11, Restricted Shares may NOT have a restriction period of less than 6 months.

         (c) Purchase Shares--Purchase Shares refers to shares of Common Shares offered to a Participant at such price as determined by the Committee, the acquisition of which may make him eligible to receive under the Plan, among other things, Share Options.

         (d) Other Share-Based Grants--The Committee may make other Grants under the Plan pursuant to which shares of Common Shares or other equity securities of Willis Group are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Share-Based Grants may be granted with or without consideration.

6. Limitations and Conditions

         (a) The number of Shares available for Grants under this Plan shall be 25,000,000 shares of the authorized Common Shares as of the effective date of the Plan. The number of Shares subject to Grants under this Plan to any one Participant shall not be more than 5,000,000 Shares in any one calendar year. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for new Grants.

         (b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

         (c) Nothing contained herein shall affect the right of Willis Group to terminate any Participant's employment at any time or for any reason. The rights and obligations of any individual under the terms of his office or employment with any member of Willis Group shall not be affected by his or her participation in this Plan or any right which he or she may have to participate in it, and an individual who participates in this Plan shall waive any and all rights to compensation or damages in consequence of the termination of his or her office or employment for any reason whatsoever insofar as those rights arise or may arise from his or her ceasing to have rights under or be entitled to exercise any Grant as a result of such termination.

         (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

         (e) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both Willis Group and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

         (f) Other than as specifically provided pursuant to a Grant Agreement or other related agreement between a Participant and Willis Group, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

         (g) Participants shall not be, and shall not have any of the rights or privileges of, shareholders of Willis Group in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by Willis Group to such Participants, unless the Committee shall otherwise determine.

         (h) No election as to benefits or exercise of Stock Options or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

         (i) Absent express provisions to the contrary, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of any member of Willis Group and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974 of the United States, as amended.

         (j) Unless the Board determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of any member of Willis Group, nor shall any assets of any member of Willis Group be designated as attributable or allocated to the satisfaction of Willis Group's obligations under the Plan.

7. Transfers and Leaves of Absence

        For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among Willis Group and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of Willis Group during such leave of absence.

8. Adjustments

        In the event of any change in the outstanding Common Shares by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee shall adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants to the extent necessary, and may make such other revisions to outstanding Grants as it deems are equitably required including, without limitation, in an event that is not a change of control, providing for the payment of a dividend in respect of the Shares subject to any outstanding Grants, in all events in order to allow Participants to participate in such event in an equitable manner.

9. Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

        In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Stock Option or any Stock-Based Grant, the Committee may provide that such Stock Option or Stock-Based Grant cannot be exercised after a Change in Control, a merger, amalgamation pursuant to Bermuda law, or other consolidation of Holdings or Willis Group with or into another company, the exchange of all or substantially all of the assets of Holdings or Willis Group for the securities of another company, the acquisition by another Person or Group of 80% or more of Holdings or Willis Group's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of Holdings or Willis Group, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of such Change in Control merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to such event, such Stock Option or Stock-Based Grant shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 6(b) and that, upon the occurrence of such event, such Stock Option or Stock-Based Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Stock Option or Stock-Based Grant shall remain exercisable after any such event, from and after such event, any such Stock Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option or Stock-Based Grant could have been exercised immediately prior to such event.

10. Amendment and Termination

        The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan. The Board of Directors may amend, suspend or terminate the Plan at any time.

11. Foreign Options and Rights

        The Committee or Board, as applicable, may establish rules or schemes in order to make Grants to Employees who are subject to the laws of nations other than Bermuda, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws. In the event that the Committee or Board establishes such rules or schemes, the substantive provisions thereof shall be set forth on schedules attached hereto, and are hereby incorporated by reference as part of the Plan, subject to any additional action required to be taken pursuant to the applicable foreign law.

12. Withholding Taxes

         (a) Willis Group shall have the right to deduct from any cash payment made under the Plan any federal, state, local, national, provincial or other income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Willis Group to deliver shares upon the exercise of an Option, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant that the Participant pay to Willis Group such amount as may be requested by Willis Group for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or the entire minimum amount of such withholding taxes in shares of Common Shares:

         (b) Notwithstanding anything set forth in section 12 (a), an option may not be exercised unless:

         (i) the Board considers that the issue or transfer of shares pursuant to such exercise would be lawful in all relevant jurisdictions; and

         (ii) in a case where, if the option were exercised, Willis Group would be obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question would be liable by virtue of the exercise of the option and/or for any social security contributions that would be recoverable from the person in question (together, the "Tax Liability"), that person has either:

         (x) made a payment to Willis Group of an amount at least equal to the Holdings estimated of the Tax Liability; or

         (y) entered into arrangements acceptable to Willis Group to secure that such a payment is made (whether by authorizing the sale of some or all of the shares on his behalf and the payment to Willis Group of the relevant amount out of the proceeds of sale or otherwise).


13. Governing Law

        This Plan shall be governed by the laws of Bermuda, without regard to conflicts of laws.

14. Effective Date and Termination Dates

        The Plan shall be effective on and as of the date of its original approval by the Board of Directors of Holdings and shall be approved by a majority of the shareholders of Holdings, and shall terminate ten years thereafter, subject to earlier termination by the Board of Directors pursuant to Sections 9 and 10.